Exhibit 99.1

          COLLECTORS UNIVERSE REPORTS METRICS FOR THIRD FISCAL QUARTER
                      AND NINE MONTHS ENDED MARCH 31, 2005

  33% Increase in Total Units Authenticated and Graded over Comparable Quarter, and 28% Over Comparable Nine Month Period of Prior Year

     NEWPORT BEACH, Calif., April 11 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today reported its unit performance metrics for third quarter and first nine months of fiscal 2005, which ended on March 31, 2005. The Company reports the number of units which it authenticates, grades and ships, on a quarterly basis, for coins, sports cards, autographs and stamps, which comprise its principal authentication and grading markets. The Company's brands in those markets include: Professional Coin Grading Service (PCGS) for coins, Professional Sports Authenticator (PSA) for sports cards, PSA/DNA Authentication Services (PSA/DNA) for autographs, and Professional Stamp Experts (PSE) for stamps.

     Total Units
     Total units authenticated and graded grew by approximately 33% to 754,000 units in the quarter ended March 31, 2005 from 568,000 units in the quarter ended March 31, 2004. In the nine months ended March 31, 2005, total units increased by approximately 28% to 2,115,000 from 1,654,000 for the nine months ended March 31, 2004.

     PCGS Units
     Coins authenticated and graded by PCGS increased by approximately 51% in the third quarter of fiscal 2005 to 449,000 units, or 59% of the aggregate units authenticated and graded, from 297,000 units in the same period in 2004. For the nine months ended March 31, 2005, the number of coins graded by PCGS increased by approximately 44% to 1,241,000 units, or 59% of the aggregate units authenticated and graded, from 864,000 in the same nine months last year.

     PSA Units
     PSA units authenticated and graded grew by approximately 17% to 283,000 units in the quarter ended March 31, 2005, or 38% of the aggregate units authenticated and graded, from 242,000 in the same period in 2004. For the nine months ended March 31, 2005, PSA units increased by approximately 10% to 801,000, or 38% of the aggregate units authenticated and graded, from 730,000 units in the same nine months of the prior year.

     PSA/DNA Units
     Units authenticated by PSA/DNA decreased by approximately 40% to 15,000 units, or 2% of the aggregate units authenticated and graded, in the third quarter of fiscal 2005 from 25,000 in the same period in 2004. In the nine months ended March 31, 2005, PSA/DNA units increased by approximately 13% to 54,000 units, or 2% of the aggregate units authenticated and graded, from 48,000 in the same nine months last year.

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     PSE Units
     PSE units authenticated and graded grew by approximately 75% to 7,000, or 1% of the aggregate units authenticated and graded, units in the third quarter of fiscal 2005 from 4,000 units in the same period of fiscal 2004. For the nine months ended March 31, 2005, PSE units increased by approximately 58% to 19,000 units, or 1% of the aggregate units authenticated and graded, from 12,000 units in the nine months ended March 31, 2004. "Demand for our services continues to be very strong in our coin segment and is increasing in our sportscard and stamp segments," commented Michael Haynes, Chief Executive Officer. "The decrease in the autograph segment in the third quarter relative to the third quarter results from the prior fiscal year was primarily attributable to two factors: (1) the spike in submissions in the year earlier quarter when the market reacted very favorably to a change in our fee structure for these services and (2) a strategic relocation of the autograph segment operations to our headquarters offices during the third quarter, which temporarily reduced our associated output volume," stated Mr. Haynes.

     About Collectors Universe
     Collectors Universe, Inc. is a leading provider of value added services to the high-end collectibles market. The Company authenticates and grades collectible coins, sports cards, autographs and stamps. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia and collectible stamps. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

     Forward Looking Information
     This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may." Our financial performance and business in the future may differ, possibly materially, from our current expectations as set forth in this news release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the possibility of changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could result in reductions in the volume of authentication and grading submissions and, therefore, the fees we are able to generate; a lack of diversity in our sources of revenues and our dependence on coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and in our income; our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results; increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services; the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses; the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses and reduce our overall profitability or cause us to incur losses; the risk that our strategy to exit the collectibles sales business and focus substantially all of our resources on our authentication and grading businesses will not be successful in enabling us to improve our profitability over the longer term or to grow our existing businesses or expand into new collectibles or high value asset markets; and if we grow our business by acquiring any existing or commencing any new authentication and grading businesses, the risks that we will be unable to successfully integrate those businesses into our operations, that those businesses will not gain market acceptance; and that business expansion may result in a costly diversion of management time and resources and increase our operating expenses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Prospectus dated February 16, 2005 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

     Due to the above-described risks and uncertainties and those described in that Prospectus, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release.

     Contacts:

     Mike Lewis                          Brandi Piacente
     Chief Financial Officer             Investor Relations
     Collectors Universe                 The Anne McBride Company, Inc.
     949-567-1375                        212-983-1702 x208
     Email: mlewis@collectors.com        Email: bpiacente@annemcbride.com

SOURCE  Collectors Universe, Inc.
     -0-                             04/11/2005
     /CONTACT: Mike Lewis, Chief Financial Officer of Collectors Universe +1-949-567-1375, mlewis@collectors.com; or Brandi Piacente, Investor Relations, of The Anne McBride Company, Inc., +1-212-983-1702 x208, bpiacente@annemcbride.com, for Collectors Universe, Inc./
     /Web site: http://www.collectors.com